EXHIBIT 10.19 RELEASE AGREEMENT BETWEEN HARRISON DIGICOM AND RCCCOMMUNICATIONS

THIS RELEASE AGREEMENT, made as of October 15, 1999 between Richard Furnival, individually, and on behalf of RCC Communications, Inc., et al , ("Releasor") and HARRISON DIGICOM, INC. ("Releasee") IT IS AGREED AS FOLLOWS:
     Releasor and Releasee mutually agree to cancel and rescind that certain AGREEMENT OF THE PARTIES dated May 7, 1999 between said parties.
     Releasor and Releasee by executing recession and release agreement does so in full settlement of any and all claims whatsoever against Releasee and intends and does hereby release Releasee of and from any and all liabilities of any and every nature whatsoever in tort, contract, at law, in equity or otherwise (specifically including but not limited to all costs, expenses and attorneys' fees to which Releasor may have been put for claims accruing prior to the date hereof) as well as for all consequences, effects and results of such claims whether the same are now known or unknown to each of said parties, expected or unexpected or have already appeared or developed or may in the future appear or develop and Releasor does hereby expressly waive all rights
under Section 1542 of the California Civil Code which states as follow:   "1542
Certain claims not affect by general release. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."
     The parties hereto acknowledge that they may hereafter discover facts different from or in addition to those they now know or believe to be true with respect to the claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action herein released, and agree that this instrument shall be and remain effective in all respects notwithstanding such different or additional facts.
     Releasor acknowledges that no representations of any kind or character have been made to it by Releasee, or by the agent, representatives or attorneys of Releasee, in order to induce the execution of this Release Agreement and that they have been represented by counsel in this matter.
     Each party acknowledges that it has had the opportunity to be represented by counsel of its own choice.
    This instrument shall be binding upon the Releasor, its officers, directors, shareholders, successors, heirs, representatives and assigns and shall inure to the benefit of Releasee and its officers, directors, shareholders, successors, heirs, representatives and assigns.
     This settlement is made and shall be construed by the laws of the State of California.
     This settlement may be signed in counterparts and a facsimile signature shall be the same as an original signature.
     IN WITNESS WHEREOF, this Release is executed on the date and year first above written.

RELEASOR:  RCC COMMUNICATIONS, INC.
           /S/RICHARD FURNIVAL
           RICHARD FURNIVAL, President

RELEASEE:  Harrison Digicom, Inc.
           /S/JOHN W. BUSH
           JOHN W. BUSH, President/CEO

           /S/DENTON GUTHRIE
           DENTON GUTHRIE, Chief Financial Officer